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                                                                     EXHIBIT 8.1
                              MAYER BROWN & PLATT

                                 1675 BROADWAY

                          NEW YORK, NEW YORK 10019-5820

                                 May 11, 1998

Texon International plc
Ross Walk, Belgrave
Leicester LE4 5BX
England

Ladies and Gentlemen:

     We have acted as special United States tax counsel for Texon International p1c, a corporation organized under the laws of England and Wales (the
"Company's ) in connection with the filing by the Company with the Securities
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and Exchange Commission of a registration statement (the "Registration
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Statement") on Form F-4 under the Securities Act of 1933, as amended, relating
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to the proposed issuance, in exchange for DM245,000,000 aggregate principal amount of the Company's 10% Senior Notes due 2008 (the "Old Notes"), of up to
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DM245,000,000 aggregate principal amount of the Company's 10% Series A Senior
Notes due 2008 (the "Exchange Notes"). The Old Notes have been, and the Exchange
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Notes will be, issued pursuant to an Indenture, dated January 30, 1998, between the Company and The Bank of New York.

     Based on the foregoing, we hereby confirm that the discussion set forth under the subheading "United States Tax Considerations" to the heading "Tax Considerations" in the prospectus (the "Prospectus') forming a part of the
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Registration Statement represents our opinion as to the material U.S. federal income consequences of the receipt, ownership and disposition of Exchange Notes received in exchange for Old Notes, and we consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                     Very truly yours,

                                     /s/ MAYER, BROWN & PLATT